Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

This Third Amendment to Credit Agreement and Consent (herein, the “Amendment”) is entered into as of February 26, 2016, among Willdan Group, Inc., a Delaware corporation (the “Borrower”), the direct and indirect Subsidiaries of the Borrower from time to time party to the hereinafter defined Credit Agreement (the “Guarantors”), and BMO Harris Bank N.A. (the “Bank”).

PRELIMINARY STATEMENTS

A.                                   The Borrower, the Guarantors and the Bank entered into a certain Credit Agreement, dated as of March 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.                                  The Borrower has requested that the Bank consent to certain Acquisitions as described herein and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                                             AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, effective as of the date hereof, the Credit Agreement shall be amended as follows:

1.1.                        Section 1.1 of the Credit Agreement shall be amended by inserting new defined terms therein in their appropriate alphabetical order, each such defined term to read in its entirety as follows:

“Liquidity” means, with reference to any period, the aggregate amount of Unrestricted Cash of the Loan Parties and undrawn availability under any revolving credit facilities, including the Revolving Facility.

“Minimum Liquidity” means Liquidity of not less than $7,000,000.

“Repurchase Conditions” means with respect to any purchase, redemption or other acquisition or retiring any of the Borrower’s capital stock or other equity interests (as contemplated by Section 8.12 hereof) (each a “Share Repurchase”), the following conditions:

(i)                                     after giving effect to such Share Repurchase, the Borrower shall demonstrate pro forma compliance with Section 8.23 of the Credit Agreement and the then prevailing financial covenant compliance levels permitted as of the last day of the most recently ended fiscal quarter for which financial statements were required to be delivered under the Credit Agreement;

(ii)                                  after giving effect to such Share Repurchase, the Borrower shall demonstrate Liquidity in an amount no less than the Minimum Liquidity;

(iii)                               the aggregate amount of all such Share Repurchases under Section 8.12 made following the Third Amendment Date shall not exceed $7,000,000; and

(iv)                              no Default or Event of Default exists or would arise after giving effect to such Share Repurchase.

“Share Repurchase” is defined in the definition of “Repurchase Conditions”.

“Third Amendment” means that certain Third Amendment to Credit Agreement and Consent dated as of the Third Amendment Date, among the Borrower, the Guarantors and the Bank.

“Third Amendment Date” means February 26, 2016.

“Third Amendment Date Acquisitions” has the meaning set forth in the Third Amendment.

“Unrestricted Cash” means, at any time the same is to be determined, all cash and cash equivalents of the Loan Parties on deposit with a financial institution and readily accessible by a Loan Party.

1.2.                            The following definitions appearing in Section 1.1 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

“Delayed Draw Term Loan Maturity Date” means March 24, 2017.

“Revolving Credit Termination Date” means March 24, 2017, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 2.11, 9.2 or 9.3.

1.3.                            Section 8.7(l) and (m) of the Credit Agreement shall be amended and restated in their entireties to read as follows:

(l)                                     indebtedness arising from Seller Notes; provided that (x) all Indebtedness arising from any such Seller Notes shall be unsecured and subordinated to the Secured Obligations pursuant to subordination provisions or subordination agreements satisfactory to the Bank, and (y) the aggregate principal amount of all Indebtedness outstanding from any such Seller Notes shall not at any time exceed $4,150,000;

(m)                             indebtedness arising from Earn Out Obligations; provided that (x) all Indebtedness arising from any such Earn Out Obligations shall be unsecured, and (y) the aggregate principal amount of all Indebtedness outstanding from any such Earn Out Obligations shall not at any time exceed $10,500,000;

1.4.                            Section 8.7 of the Credit Agreement shall be further amended by replacing the period at the end of clause (n) with “; and”, and adding a new clause (o) as follows:

(o)                                 installment payments that constitute partial consideration for the First Acquisition (as defined in the Third Amendment); provided that (x) all such installment payments shall be unsecured, and (y) the aggregate principal amount of all such installment payments shall not at any time exceed $4,600,000 minus any and all installments payments (or any portion thereof) paid prior to the date of determination.

1.5.                            Section 8.12 of the Credit Agreement shall be amended in its entirety, and as so amended shall be restated to read as follows:

Section 8.12.                         Dividends and Certain Other Restricted Payments.  No Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent the making of (i) dividends or distributions by any Subsidiary to any Borrower or (ii) Share Repurchases by the Borrower, following the Borrower’s delivery of a compliance certificate in the form of Exhibit G attached hereto (or in such other form acceptable to the

Bank) to the Bank certifying that the Repurchase Conditions have been satisfied in connection with any such share redemption or purchase.

1.6.                            Effective as of December 31, 2015, Section 8.23(b) shall be amended in its entirety, and as so amended shall be restated to read as follows:

(b)                                 Tangible Net Worth.  The Borrower shall at all times maintain Tangible Net Worth of the Borrower and its Subsidiaries determined on a consolidated basis in an amount not less than (i) the Tangible Net Worth of the Borrower and its Subsidiaries as of December 31, 2015; plus (ii) for each Fiscal Quarter ending after the Third Amendment Date, 50% of Net Income if such Net Income is a positive amount (i.e., there shall be no reduction to the minimum amount of Tangible Net Worth required to be maintained hereunder for any Fiscal Quarter in which Net Income is less than zero); plus (iii) the aggregate amount of proceeds received by the Borrower related to the issuance, assignment, sale or transfer of any shares of capital stock or other equity interests of the Borrower made after the Third Amendment Date; minus (iv) the aggregate dollar amount of expenditures for Share Repurchases made by the Borrower after the Third Amendment Date, plus or minus, as applicable, (v) 80% of any adjustments to Tangible Net Worth of the Borrower and its Subsidiaries arising as a result of the consummation of any Third Amendment Date Acquisition (such adjustments to be subject to the review and approval of the Bank).

1.7.                            Exhibit E of the Credit Agreement shall be amended and restated in its entirety, such Exhibit E to read in the form attached hereto under Annex I hereof.

1.8.                            The Exhibits to the Credit Agreement shall be amended by inserting a new Exhibit G therein in its appropriate alphabetical order, such Exhibit G to read in its entirety in the form attached hereto under Annex II hereof.

SECTION 2.                                             CONSENT.

Notwithstanding any term or provision of the Credit Agreement to the contrary, including, without limitation, the definition of Permitted Acquisition and Section 8.9 thereof, the Bank does hereby consent to (i) the Acquisition by the Borrower or a Wholly-owned Subsidiary of the Borrower of substantially all of the assets of, and subsequent merger with, a certain professional service corporation, as previously discussed with the Bank and identified in writing in connection with this Amendment, within the first ninety (90) days following the Third Amendment Date (the “First Acquisition”) and (ii) the Acquisition by the Borrower or a Wholly-owned Subsidiary of the Borrower of substantially all of the assets or the equity interests of a certain limited liability company, as previously discussed with the Bank and identified in writing in connection with this Amendment, within the first one hundred eighty (180) days following the

Third Amendment Date (the “Second Acquisition” and together with the First Acquisition, collectively, the “Third Amendment Date Acquisitions”), and hereby waives any Default or Event of Default under, or other violation of, the Credit Agreement that will directly and solely result from use of proceeds under the Credit Agreement for one or more of the Third Amendment Date Acquisitions.  The Bank affirms that the total consideration paid or payable (including all transaction costs, assumed Indebtedness and liabilities incurred, assumed or reflected on a consolidated balance sheet of the Loan Parties and their Subsidiaries after giving effect to such Acquisition) in connection with the Third Amendment Date Acquisitions shall not be included for purposes of calculating the aggregate limits set forth in clause (d) of the definition of Permitted Acquisition.  Furthermore, the Bank affirms, without limiting the foregoing sentence, that each Third Amendment Date Acquisition shall be deemed a “Permitted Acquisition” under the Credit Agreement.

This consent shall be limited specifically as written herein and shall not constitute a consent to any other transactions prohibited by the Credit Agreement.  This consent shall not be a waiver of any Default or Event of Default, except as expressly set forth herein.

SECTION 3.                                             CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.                        The Loan Parties and the Bank shall have executed and delivered this Amendment.

3.2.                        The Bank shall have received a duly completed pro forma Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating that after giving effect to the Third Amendment Date Acquisition, the Total Leverage Ratio shall be no greater than 1.75 to 1.00 and the Borrower is otherwise in compliance with Sections 8.23(b) and (c) of the Credit Agreement.

3.3.                        The Bank shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Bank or its counsel may reasonably request.

3.4.                        Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

SECTION 4.                                             POST-CLOSING COVENANTS.

On the date on which each Third Amendment Date Acquisition occurs but immediately prior to each such Third Amendment Date Acquisition’s effectiveness:

4.1.                        On the date of consummation of the applicable Third Amendment Date Acquisition, the Bank, the sellers under such Third Amendment Date Acquisition and the Loan Parties shall have executed and delivered subordination agreements with respect to any Seller Notes issued in connection with such Third Amendment Date Acquisition, which subordination agreements shall be in form and substance satisfactory to the Bank.

4.2.                        On the date of consummation of the applicable Third Amendment Date Acquisition, the Bank shall have received a certificate of a Responsible Officer of each Loan Party certifying that (i) after giving effect to such Third Amendment Date Acquisition, no Default or Event of Default shall exist, (ii) such Third Amendment Date Acquisition satisfies clauses (a), (b), (c), (h) and (i) of the definition of Permitted Acquisition, and (iii) attached thereto are true, correct and complete copies of: (A) all agreements in connection with such Third Amendment Date Acquisition, (B) all Seller Notes issued in connection with such Third Amendment Date Acquisition, and (C) any guaranty agreements that guarantee any Indebtedness under any Seller Note entered into in connection with such Third Amendment Date Acquisition.

4.3.                        On the date of consummation of the applicable Third Amendment Date Acquisition, the Bank shall have received with respect to the Acquired Business or any Subsidiary created as a result of such Third Amendment Date Acquisition (as applicable, the “Additional Guarantor”):

(i)                          UCC-1 financing statements, stock or other appropriate certificates along with undated, blank equity powers executed with respect thereto, if applicable, for all equity interests of the Additional Guarantor owned by a Loan Party, and executed counterparts of the Additional Guaranty Supplement and the Assumption and Supplement to Security Agreement (in each case in form and substance satisfactory to the Bank);

(ii)                          any deposit account control agreements and landlord waivers, to the extent requested by the Bank to perfect its Lien on the Property of the Additional Guarantor;

(iii)                           certificates showing the existence of all insurance policies required by Section 8.4 of the Credit Agreement, naming the Bank, as mortgagee/lender’s loss payee and additional insured;

(iv)                         such certificates of resolutions or other similar action, incumbency certificates and/or other certificates of Responsible Officers of the Additional Guarantor as the Bank may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which the Additional Guarantor is a party;

(v)                         such documents and certifications as the Bank may require to evidence that the Additional Guarantor is duly organized or formed, and that the

Additional Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi)                         tax and judgment lien search results against the Additional Guarantor, and the Property of the Additional Guarantor evidencing the absence of Liens on its assets, except for Liens permitted by Section 8.8 of the Credit Agreement;

(vii)                          pay-off and lien release letters from secured creditors, if applicable, (other than holders of Permitted Liens) of the Additional Guarantor and containing an undertaking to cause to be delivered to the Bank UCC termination statements, mortgage releases and any other lien release instruments reasonably necessary to release Liens on the assets of the Additional Guarantor, in form and substance acceptable to the Bank;

(viii)                           an opinion of counsel to the Additional Guarantor, in form and substance satisfactory to the Bank; and

(ix)                         all documentation and other information required by bank                   regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and a fully executed IRS Form W-9 (or its equivalent) for the Additional Guarantor.

SECTION 5.                                             REPRESENTATIONS.

In order to induce the Bank to execute and deliver this Amendment, the Borrower hereby represents to the Bank that as of the date hereof (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Bank) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 6.                                             MISCELLANEOUS.

6.1.                     The Borrower heretofore executed and delivered to the Bank the Security Agreement and certain other Collateral Documents.  The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

6.2.                     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

6.3.                     The Borrower agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

6.4.                     This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[SIGNATURE PAGES TO FOLLOW]

This Third Amendment to Credit Agreement and Consent is entered into as of the date and year first above written.

“BORROWER”

WILLDAN GROUP, INC.

By	/s/ Thomas D. Brisbin
	Name	Thomas D. Brisbin
	Title	President and Chief Executive Officer

“GUARANTORS”

ABACUS RESOURCE MANAGEMENT COMPANY
ELECTROTEC OF NY ELECTRICAL INC.
PUBLIC AGENCY RESOURCES
WILLDAN ENERGY SOLUTIONS
WILLDAN ENGINEERING
WILLDAN ENGINEERS AND CONSTRUCTORS
WILLDAN FINANCIAL SERVICES
WILLDAN HOMELAND SOLUTIONS
WILLDAN INFRASTRUCTURE
WILLDAN LIGHTING & ELECTRIC, INC.
WILLDAN LIGHTING & ELECTRIC OF CALIFORNIA
WILLDAN LIGHTING & ELECTRIC OF WASHINGTON, INC.

By	/s/ Thomas D. Brisbin
	Name	Thomas D. Brisbin
	Title	Chairman of the Board

[Signature Page to Third Amendment to Credit Agreement and Consent]

Accepted and agreed to.

BMO HARRIS BANK N.A.

By	/s/ Michael Gift
	Name	Michael Gift
	Title	Director

[Signature Page to Third Amendment to Credit Agreement and Consent]